CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As an independent Certified Public Accountant, I hereby consent to the inclusion of my audit report concerning the amended financial statements of Quadra Projects, Inc. in a filing of that company on Form 10-K/A for the year ended November 30, 2008.

/s/ Robert G. Jeffrey --------------------- Robert G. Jeffrey

Wayne, New Jersey 07470
March 4, 2009, except for stock split announced April 16, 2009, as referred to in Note #11 to Financial Statements.

CONSENT-USPM/HD